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                                                                   Exhibit 10.23


                         FURNISHINGS INTERNATIONAL INC.
                           MANAGEMENT INVESTMENT PLAN

Section 1. Purpose

      The Plan authorizes the Board to provide employees, officers and directors of the Corporation or its subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation or its subsidiaries, with the opportunity to purchase Units comprised of shares Class A Common Stock, Class B Common Stock and Series A-2 Preferred Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the welfare of the Corporation and its subsidiaries, and aid in attracting and retaining employees, officers and directors of outstanding ability.

Section 2. Definitions

      Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

      (a) "Affirmative Board Vote" shall have the meaning ascribed thereto in the Stockholders' Agreement.

      (b) "Board" means the Board of Directors of the Corporation.

      (c) "Class A Common Stock" means shares of any series of the Corporation's Class A Common Stock, par value $.01 per share, or any securities into which such Class A Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common Stock.

      (d) "Class B Common Stock" means shares of any series of the Corporation's Class B Common Stock, par value $.0l per share, or any securities into which such Class B Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common Stock.

      (e) "Corporation" means FURNISHINGS INTERNATIONAL INC., a Delaware corporation.

      (f) "Director" means any member of the Board.

      (g) "Employee" means any officer or employee of the Corporation or any subsidiary of the Corporation, including directors who are otherwise employed thereby.
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      (h) "Fair Market Value" shall have the meaning ascribed thereto in the
Stockholders Agreement.

      (i) "Participant" shall mean any Employee or Director who purchased a Unit (or any fraction thereof) under the Plan.

      (j) "Plan" means this Management Investment Plan as set forth herein and as amended from time to time.

      (k) "Series A-2 Preferred Stock" means shares of the Corporation's Series A-2 Preferred Stock, having a stated value of $100 per share, or any securities into which such Series A-2 Preferred Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series A-2 Preferred Stock.

      (l) "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of August 5, 1996, among the Corporation and its stockholders.

      (m) A single "Unit" shall consist of the following securities: 169.1314 shares of Class A Common Stock (consisting of 56.3771 shares of each of the three series thereof), 181.6014 shares of Class B Common Stock (consisting of
60.5338 shares of each of the three series thereof), and 480.9201 shares of Series A-2 Preferred Stock.

Section 3. Units Subject to the Plan

      Subject to adjustment as provided in Section 6, the number of Units that may be issued pursuant to the Plan shall not exceed the number of Units (and fractions thereof) purchased by the Corporation from 399 Venture Partners, Inc. pursuant to the Call Agreement, dated August 5,1996 between the Corporation and 399 Venture Partners, Inc. Capital stock which may be issued as Units pursuant to the Plan may be authorized but unissued shares or reacquired shares of stock. Unless otherwise determined by the Board, Units (or fractions thereof) purchased under the Plan that are reacquired by the Corporation shall become available for reissuance under the Plan.

Section 4. Administration of the Plan

      The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of purchase agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations and determinations made by the Board in accordance with the provisions of the Plan shall be final and binding.


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Section 5. Offer of Units

      (a) The Board shall determine and designate from time to time in its sole discretion:

            (i) Employees and Directors who are to be offered the opportunity to purchase Units, and

            (ii) the number of Units (or fractions thereof) that shall be offered to any Employee or Director.

      (b) In making the foregoing determinations, the Board shall consider recommendations made by the Chairman of the Corporation, and such other factors as it determines are appropriate, including, with respect to awards made in 1997, the performance of the offeree for the year ended December 31, 1996.

      (c) Unless otherwise determined by the Board, Units (or fractions thereof) shall be offered for cash purchase at a price equal to the Fair Market Value thereof on the date of purchase.

      (d) As a condition precedent to the issuance of a Unit (or fraction thereof) under the Plan, an Employee or a Director shall become party to the Stockholders' Agreement by executing a Joinder Agreement as an Additional Stockholder, as such terms are defined therein.

Section 6. Adjustment Upon Changes in Capitalization

      In the event of any reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, or any other similar change in corporate structure which, in the judgement of the Board affects the value of the shares of stock underlying the Units, the Board may make proportional adjustments to the number and class of shares of stock underlying the Units available for issuance hereunder.

Section 7. General Provisions

      (a) Each purchase of a Unit (or fraction thereof) under the Plan shall be evidenced by a written agreement containing such terms and conditions, not inconsistent with the Plan, as the Board shall approve.

      (b) The purchase of a Unit (or fraction thereof) in any year shall not give the Participant any right to similar purchases in future years or any right to continue such Participant's employment relationship with the Corporation or any subsidiary of the Corporation. All Participants shall remain subject to discharge to the same extent as if the Plan were not in effect.

      (c) No Participant, and no beneficiary or other persons claiming under or through the Participant, shall have any right, title or interest by reason of any purchase of a Unit (or fraction


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thereof) to any particular assets of the Corporation or any subsidiary of the
Corporation, or any shares of stock allocated or reserved for the purposes of the Plan.

      (d) The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any purchase agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

Section 8. Amendment or Termination

      The Board may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of Participants with respect to Units previously purchased hereunder and, provided further, however, that any stockholder approval necessary in order to comply with applicable law or regulation shall be obtained in the manner required therein.

Section 9. Board Action

      All Board action to be taken under or in respect of the Plan (including, but not limited to, actions to be taken pursuant to Sections 4,5,6 and 8) shall be taken by Affirmative Board Vote.

Section 10. Effective Date of Plan

      The Plan shall be effective as of January 1, 1997.


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